EXHIBIT 99

                                 NASDAQ SYMBOL:      WAYN
_________________________________RELEASE DATE:       SEPTEMBER 2, 2004
WAYNE SAVINGS BANCSHARES, INC.   CONTACT PERSON:     CHARLES F. FINN
ANNOUNCES STOCK REPURCHASE                           CHAIRMAN AND CEO
PROGRAM                                              MICHAEL C. ANDERSON
                                                     EVP/CFO
                                                     (330) 264-5767

                              FOR IMMEDIATE RELEASE

     WOOSTER, OHIO - On August 26, 2004, the Board of Directors of Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank, authorized the repurchase of up to 185,491 shares, or 5%, of the Company's outstanding shares of common stock. Repurchases will be made from time to time as market conditions warrant, through open market purchases, unsolicited negotiated transactions, or in such other manner deemed appropriate by management.

     Wayne Savings Bancshares, Inc. recently announced the completion of the previous 5% stock repurchase program on August 11, 2004, which resulted in the repurchase of 197,500 shares.

     At June 30, 2004, total assets of Wayne Savings Bancshares, Inc. amounted to $385.6 million. Deposits totaled $316.4 million, and stockholders' equity totaled $42.0 million, resulting in a capital-to-assets ratio of 10.9%. Now celebrating its 105th anniversary, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina, and Stark counties, Ohio.




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